Exhibit 10.22

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”), effective as of January 31, 2024, to the Employment Agreement, dated November 15, 2022 (the “Employment Agreement”), by and between Origin Life Sciences, Inc. f/k/a Origin, Inc. (the “Company”) and Dr. Terry Treadwell (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS, Executive was retained under the Employment Agreement by the Corporation to serve as its Chief Clinical Officer; and

WHEREAS, the parties desire to change the commencement date of Executive’s Employment Agreement to be upon consummation of the Corporation’s initial public offering.

NOW THEREFORE, for the mutual promises contained herein and for ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

1. Amendments. Section 1(b) of the Employment Agreement is hereby deleted and replaced with the following:

“1(b) It is expressly agreed that the term of Executive’s employment by the Company (the “Employment Term”) shall only commence, and the respective rights and obligations of the Company and the Executive hereunder or at law or otherwise shall only become effective, as of the date on which the Company consummates its initial public offering (such date, the “Employment Effective Date”).”

2. Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect and will nevertheless continue to be valid and enforceable. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of New Jersey without regard to its choice or conflict of law principles and the parties agree to New Jersey as the exclusive venue for any disputes arising hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Dr. Treadwell’s Employment Agreement to be duly executed as of the day and year first above written.

ORIGIN LIFE SCIENCES, INC.

By:	/s/ Michael Preston
Name:	Michael Preston
Title:	Chief Executive Officer

/s/ Terry Treadwell
Terry Treadwell, M.D.